EXHIBIT 99.1

GRUBHUB PROVIDES BUSINESS UPDATE AND TIMING OF FIRST QUARTER 2020 EARNINGS ANNOUNCEMENT

CHICAGO, April 13, 2020 – Grubhub Inc. (NYSE: GRUB), a leading online and mobile food-ordering and delivery marketplace, today announced it will release first quarter 2020 earnings results after the market close on Wednesday, May 6, 2020, followed by a conference call to discuss its results on Thursday, May 7, 2020, at 8:00 a.m. CT.

The company also today provided a brief business update due to the extraordinary circumstances stemming from the COVID-19 pandemic.

Business Update

During these unprecedented times, our priority is the health, safety and sustainability of our community – the drivers, restaurants and diners who make up our marketplace and our approximately 2,800 Grubhub employees. We have responded quickly to the crisis by launching a number of initiatives to support restaurants, drivers and diners; our focus is on driving as much business as we can to our restaurant partners while dining rooms remain closed.  And we will continue to support the local communities and restaurants that are struggling during this uncertain and difficult period.

For the first quarter of 2020, we expect our revenue and adjusted EBITDA to be slightly above the midpoints of the guidance we issued on February 5, 2020. While the business was trending at or above the high end of our guidance range for the first 10 weeks of the quarter, like most businesses, we experienced a swift change in customer behavior in the middle of March when the pandemic took hold across the country.

Initially, we observed a decrease in orders across our entire business as the news upended typical routines and there was considerable uncertainty about what day-to-day life would be like. In particular, our corporate business, which accounted for a mid-single digit percentage of our orders in the fourth quarter, was dramatically impacted in mid-March as virtually all of our corporate clients shifted to work-from-home models.

In New York City our consumer business was affected more than in other metro areas due to the severity of the COVID-19 impact in that market. We believe this is due to a number of factors, including New York City residents choosing to temporarily leave the city and/or cooking at home more often, as well as more local restaurants deciding to pause operations because of the temporary drop in demand. As a result of all of these factors, our first quarter DAGs ended up flattish compared to the first quarter of 2019.

Exiting the first quarter and in the beginning of the second quarter, we have seen trends improve significantly – so far in April our overall year-over-year DAG growth has been approximately 10%. In markets less affected by the outbreak, diner ordering has returned to, and in many cases exceeded, our pre-COVID-19 expectations. We are also seeing record numbers of new diners and new restaurants on the platform. In markets more affected, New York in particular, we have seen a stabilization in consumer orders, and even some improvement from the low points observed in March, but New York orders remain below pre-COVID volumes. We will discuss these dynamics in more detail during earnings, but we believe what we are now observing on both the positive and negative side, including corporate, is ephemeral, and we expect to see a return to more typical behavior when the COVID-19 impact on daily life wanes.

In this difficult and uncertain environment, we believe Grubhub has a clear responsibility to help restaurants and all working individuals in our ecosystem. We further believe the absolute best way we can support our industry is by driving as much demand as possible to local restaurants, which in turn has significant downstream benefits for restaurant workers, restaurant suppliers, our drivers and countless others in the value chain.

While we are confident we could generate meaningful profits in the second quarter that would keep us comfortably on the previously announced path to deliver at least $100 million of Adjusted EBITDA in 2020, we are instead planning to reinvest most of the profits we expect to generate during the second quarter into programs that directly drive more business to our restaurant partners. We anticipate this enhanced support will take several forms, including numerous Grubhub-funded diner promotions, reduced or eliminated diner delivery fees, platform improvements and products and procedures to help keep drivers, diners and restaurant workers safe.

As a result, we plan to intentionally manage the business to approximately $5 million of Adjusted EBITDA in the second quarter to continue to support our ecosystem. To be clear, this is a completely discretionary short-term business decision designed to support our industry. We are proud that our consistent profitability, highly variable cost structure and strong balance sheet afford us ample liquidity (approximately $600 million as of March 31, including $175 million we added from our revolver) and flexibility during times like these.

We are confident that our ability to manage our business profitably while competing aggressively has not changed, but because of the uncertainty surrounding the timing of when and how the COVID-19 outbreak will resolve, we believe it’s prudent to withdraw our full year 2020 revenue and EBITDA guidance.

When business and social conditions normalize, we expect to return Grubhub to the growth and profit trajectory we were on before COVID-19 – which was at the high end of our expectations laid out over the last couple of quarters. We remain bullish on our industry and our long-term competitive strategy.

Stay safe, and we look forward to providing you with a more comprehensive update on the business in early May.

Matt Maloney, Founder and CEO

Adam DeWitt, President and CFO

First Quarter Earnings Call

Grubhub will release first quarter 2020 earnings results after the market close on Wednesday, May 6, 2020, followed by a conference call to discuss its results on Thursday, May 7, 2020, at 8:00 a.m. CT.  Founder & CEO Matt Maloney and President & CFO Adam DeWitt will host the conference call.

The live webcast of the conference call will be available on the investor relations section of the Grubhub website at http://investors.grubhub.com. Following completion of the call, a recording of the webcast will be available on the website.

About Grubhub

Grubhub (NYSE: GRUB) is a leading online and mobile food-ordering and delivery marketplace with the largest and most comprehensive network of restaurant partners, as well as more than 22 million active diners. Dedicated to connecting diners with the food they love from their favorite local restaurants, Grubhub elevates food ordering through innovative restaurant technology, easy-to-use platforms and an improved delivery experience. Grubhub features over 350,000 restaurants and is proud to partner with more than 165,000 of these restaurants in over 3,200 U.S. cities and London. The Grubhub portfolio of brands includes Grubhub, Seamless, LevelUp, AllMenus and MenuPages.

Use of Forward Looking Statements

This press release contains forward-looking statements regarding Grubhub, “the Company’s” or our management's future expectations, beliefs, intentions, goals, strategies, plans and prospects, including the expected benefits to, and financial performance of, Grubhub including its acquisitions. Such statements constitute “forward-looking statements”, which are subject to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements involve substantial known and unknown risks, uncertainties and assumptions that could cause actual results, performance or achievements including, but not limited to, achievement of the benefits of our planned additional investments, to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to, statements related to the potential impact of the COVID-19 outbreak on our business and operations, as well as the matters set forth in the filings that we make with the Securities and Exchange Commission from time to time, including those set forth in the section entitled “Risk Factors” in our Annual Report on Form 10-K filed on February 28, 2020, which is on file with the SEC and are available on the Investor Relations section of our website at https://investors.grubhub.com. Please also note that forward-looking statements represent management's beliefs and assumptions only as of the date of this press release. Except as required by law, we disclaim any intention to, and undertake no obligation to, publicly update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

Use of Non-GAAP Financial Measures

Adjusted EBITDA is a financial measure that is not calculated in accordance with accounting principles generally accepted in the United States, or GAAP.

We define Adjusted EBITDA as net income (loss) adjusted to exclude acquisition, restructuring and certain legal costs, income taxes, net interest expense, depreciation and amortization and stock-based compensation expense. We use non-GAAP financial measures as key performance measures because we believe they facilitate operating performance comparisons from period to period by excluding potential differences primarily caused by variations in capital structures, tax positions, the impact of acquisitions, restructuring and certain legal costs, the impact of depreciation and amortization expense on our fixed assets and the impact of stock-based compensation expense. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to performance measures derived in accordance with GAAP.

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Contacts:

Adam Patnaude

Investor Relations

ir@grubhub.com

Katie Norris

Media Relations

press@grubhub.com